                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      American Residential Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                   [AMERICAN RESIDENTIAL SERVICES, INC. LOGO]

                      AMERICAN RESIDENTIAL SERVICES, INC.
                           POST OAK TOWER, SUITE 725
                              5051 WESTHEIMER ROAD
                           HOUSTON, TEXAS 77056-5604
                                 (713) 599-0100

                                 April 27, 1998

Dear Stockholder:

     The 1998 Annual Meeting of Stockholders of American Residential Services, Inc. (the "Company") will be held on Tuesday, June 2, 1998, at 10:00 a.m., Houston time, at the Westin Galleria Hotel, Regal Room, 24th Floor, 5060 W. Alabama, Houston, Texas 77056.

     Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's 1997 Annual Report to Stockholders, which is not a part of the Proxy Statement, is also enclosed and provides information regarding the financial results of the Company in 1997.

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend in person, please sign and promptly return the enclosed proxy card in the accompanying prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy. If you sign and return your proxy card without specifying your choices, it will be understood you wish to have your shares voted in accordance with the recommendations of the Board of Directors.

                                           Sincerely,

                                           BY: /s/ THOMAS N. AMONETT
                                           THOMAS N. AMONETT
                                           President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 1998

     The 1998 Annual Meeting of Stockholders of American Residential Services, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., Houston time, on June 2, 1998 at the Westin Galleria Hotel, Regal Room, 24th Floor, 5060 W. Alabama, Houston, Texas 77056, for the following purposes:

          1. To elect four Class II directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election (the 2001 Annual Meeting) or until their respective successors have been duly elected and qualified;

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year 1998; and

          3. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 10, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

                                            By Order of the Board of Directors,

                                            /s/ JOHN D. HELD
                                            JOHN D. HELD
                                            Secretary

Houston, Texas
April 27, 1998

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND THE ANNUAL MEETING OR TO VOTE IN PERSON, BUT WILL ENSURE YOUR REPRESENTATION IF YOU DO NOT ATTEND. IF YOU HAVE SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, PLEASE SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE SO THAT ALL YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                           POST OAK TOWER, SUITE 725
                              5051 WESTHEIMER ROAD
                           HOUSTON, TEXAS 77056-5604

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being mailed to holders of Common Stock of American Residential Services, Inc. (the "Company"), beginning on or about April 27, 1998, in connection with the solicitation of proxies by the Board of Directors of the Company for its 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 2, 1998 at the time and place and for the purposes set forth in the accompanying notice. Shares can be voted at the meeting only if the owner is represented by proxy or is present. The Board of Directors is soliciting proxies to give all stockholders an opportunity to vote and to meet the legal requirements respecting the number of shares that must be represented in order to hold the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary for this purpose.

     When a proxy card is returned properly signed, the shares it represents will be voted in accordance with the choices it specifies. If a proxy card is signed and returned without specifying choices, the shares it represents will be voted as recommended by the Board of Directors. Abstentions and broker "non-votes" are voted neither "for" nor "against" any proposal to be voted on at the Annual Meeting, but are counted as "present" in the determination of a quorum. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by executing a later-dated proxy, by voting by ballot at the meeting or by filing a written revocation with the Corporate Secretary of the Company, at the address shown above.

     If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned from time to time, without notice other than by announcement at the meeting adjourned (unless the adjournment is for more than 30 days or a new record date is fixed), to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

     At the close of business on April 10, 1998, the record date for determining stockholders eligible to vote at the Annual Meeting, the Company had outstanding and entitled to vote 15,384,400 shares of Common Stock, each of which is entitled to one vote.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitations by mail, employees of the Company may solicit proxies in person or by facsimile transmission or telephone. The Company also has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies at an estimated cost of $5,000, plus reimbursement of reasonable out-of-pocket expenses. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxies and proxy material to the beneficial owners of Common Stock.

     The Company's 1997 Annual Report to Stockholders, including consolidated financial statements, is being furnished simultaneously with this Proxy Statement and mailed to all stockholders of record as of the close of business on April 10, 1998. This report does not constitute a part of the proxy solicitation material.

                             ELECTION OF DIRECTORS

     PROPOSAL 1: THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO VOTE FOR THE NOMINEES FOR CLASS II DIRECTOR DESCRIBED BELOW. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. NOMINEES FOR CLASS II DIRECTOR WILL BE ELECTED BY A PLURALITY OF VOTES.

     The Company's Restated Certificate of Incorporation provides for the classification of directors into three classes. The term of office of the Class I directors expires at the Company's 2000 Annual Meeting of Stockholders, the term of office of the Class II directors expires at this Annual Meeting and the term of office of the Class III directors expires at the Company's 1999 Annual Meeting of Stockholders. Four Class II director nominees are proposed to be elected at this Annual Meeting to serve for a three-year term to last until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and have been qualified. Mr. Hale and Mr. Lehmann were initially appointed to the Board of Directors pursuant to a funding agreement between the Company and Equus II Incorporated ("Equus II"), which terminated pursuant to its terms in September 1996 on completion of the Company's initial public offering (the "IPO").

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

  Class II -- Terms Expiring at the 2001 Annual Meeting

     Howard S. Hoover, Jr., age 59, has been Chairman of the Board since November 1995. From 1970 until 1991, Mr. Hoover was employed by Browning-Ferris Industries, Inc. ("BFI"), a waste services company, and served during his tenure as a director and in various management capacities as a member of the Senior Management Committee, Senior Vice President, General Counsel and Secretary. From 1992 until 1995, Mr. Hoover was engaged in various business development and consulting activities.

     Frank N. Menditch, age 46, has been a Senior Vice President of the Company since September 1997 and Director of Operations of the Company's commercial operations since January 1998. He has also served as a director of the Company since September 1996. Mr. Menditch served as Regional Vice President -- Northeast of the Company from June 1997 to January 1998 and Director of the Company's northeast operations from November 1996 to June 1997. He was President of General Heating & Air Conditioning Company, Inc., a subsidiary of the Company, from 1983 to 1997. Mr. Menditch is a past president of the National Capitol Chapter of the Air Conditioning Contractors of America ("ACCA") and of the Metro Washington Heat Pump Association.

     Robert J. Cruikshank, age 67, has been a director of the Company since September 1996. He is primarily engaged in managing his personal investments in Houston. Prior to his retirement in 1993, he was a Senior Partner in the accounting firm of Deloitte & Touche LLP. Mr. Cruikshank currently serves as a director of Houston Industries Incorporated ("HII"), MAXXAM Inc., Kaiser Aluminum Corporation, Compass Bank-Houston, Texas Biotechnology Corporation and Weingarten Realty Investors.

     Randall B. Hale, age 35, has been a director of the Company since September 1996. He has been a Vice President of Equus Capital Management Corporation ("ECMC") and Equus II since 1992 and a director of ECMC since February 1996. ECMC is the investment advisor for Equus II, a closed-end investment fund. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Hale currently serves as an officer or director of several private businesses and is a director and Chairman of the Board of Brazos Sportswear, Inc. From 1985 to 1992, he was employed by the accounting firm of Arthur Andersen LLP. Mr. Hale is a Certified Public Accountant.

DIRECTORS WITH TERMS EXPIRING IN 1999 AND 2000

  Class III -- Terms Expiring at the 1999 Annual Meeting

     Gorden H. Timmons, age 48, has served as Chief Operating Officer and a director of the Company since September 1996. He founded Atlas Services, Inc., a subsidiary of the Company, in 1976 and served as its President until September 1996. Mr. Timmons was a founder of the Charleston Chapter of ACCA and is a past president of that Chapter.

     William P. McCaughey, age 39, has been a director of the Company since November 1995. He has been a Managing Director of Consolidation Experts LP, a consolidator of highly fragmented businesses, since November 1997. Prior thereto, Mr. McCaughey served the Company as Executive Vice President and Chief Financial Officer from October 1996 to January 1997 and as Executive Vice President -- Planning and Development from November 1995 until October 1996. From 1992 to 1995, Mr. McCaughey was Treasurer of American Ecology Corporation, a waste services company. From 1991 to 1992, he was President of Environmental Financial Services, Inc., an environmental research and consulting firm. He served as Vice President and Corporate Treasurer of Republic Waste Industries, Inc., a waste services company, from 1990 to

1991 and, prior thereto, was employed by BFI in several financial positions from 1982 to 1990. Mr. McCaughey is a Chartered Financial Analyst.

     Nolan Lehmann, age 53, has been a director of the Company since September 1996. He has been the President and a director of ECMC since its formation in 1983 and of Equus II since its formation in 1991 (see "Security Ownership of Certain Beneficial Owners and Management"). Prior thereto, Mr. Lehmann was employed by Service Corporation International, where he held various positions, including Vice President -- Regional Manager and Vice President -- Corporate Development. Mr. Lehmann currently serves as a director of a number of public and private companies, including Allied Waste Industries, Inc., Brazos Sportswear, Inc., Drypers Corporation and Garden Ridge Corporation.

     Don D. Sykora, age 67, has been a director since September 1996. He is currently President of Don D. Sykora Investments and a consultant to HII, a utility holding company. He served as President and Chief Operating Officer of HII from 1993 until his retirement in 1995. From 1990 to 1993, Mr. Sykora was President and Chief Operating Officer of HII's principal operating subsidiary, Houston Lighting & Power Company. Mr. Sykora currently serves as a director of Powell Industries, Inc., Pool Oilfield Services, Inc. and TransTexas Gas Corp.

  Class I -- Terms Expiring at the 2000 Annual Meeting

     Elliot Sokolow, age 55, has been a Senior Vice President of the Company and Director of Operations of the Company's residential operations since January 1998 and a director of the Company since September 1996. Mr. Sokolow served as Assistant to the Chairman of the Company from June 1997 to January 1998 and as Director of the Company's southeast operations from November 1996 to June 1997. He was a founder of Florida Heating & Air Conditioning, Inc., a subsidiary of the Company, in 1970 and served as its President from 1977 until June 1997. Mr. Sokolow served as national president of ACCA in 1992 and 1993.

     Thomas N. Amonett, age 54, has been President and Chief Executive Officer of the Company since October 1997 and a director of the Company since September 1996. Mr. Amonett served as President and Chief Executive Officer of Weatherford Enterra, Inc., a diversified international energy service and manufacturing company, from July 1996 until May 1997. From 1992 to 1996, he served as Chairman of the Board and President of Reunion Industries, Inc., a company engaged in plastics manufacturing and other activities. Prior thereto, he was Of Counsel with the law firm of Fulbright & Jaworski, LLP from 1986 to 1992. He was President and a director of Houston Oil Fields Company from 1982 to 1986. Mr. Amonett also currently serves as a director of ITEQ, Inc., HomeUSA, Inc., PetroCorp Incorporated, Reunion Industries, Inc. and Weatherford Enterra, Inc.

BOARD ORGANIZATION AND MEETINGS

     During 1997, the Board of Directors held six meetings and acted three times by unanimous written consent. Each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and its committees of which he was a member.

     The Board of Directors has five standing committees:

          Audit Committee. The Audit Committee recommends the independent public accountants to be selected by the Board of Directors for stockholder approval each year and acts on behalf of the Board of Directors in reviewing with the independent public accountants, the chief financial and chief accounting officer and other corporate officers various matters relating to the adequacy of the Company's accounting policies and procedures and financial controls and the scope of the annual audits by the independent public accountants. The Audit Committee consists of Mr. Cruikshank, who serves as Chairman, and Messrs. Hale and Sykora. Mr. Sykora was appointed to the Audit Committee in October 1997 to replace Mr. Amonett, who resigned from the Audit Committee in connection with his appointment as President and Chief Executive Officer of the Company. During 1997, the Audit Committee held three meetings.

          Compensation Committee. The Compensation Committee is authorized to establish the general compensation policy for the officers and directors of the Company and annually reviews and establishes officers' salaries and participation in benefit plans, prepares reports required by the Securities and Exchange Commission (the "SEC") and approves the directors' compensation. The Compensation Committee consists of Mr. Lehmann, who serves as Chairman, and Mr. Sykora. Mr. Amonett was also a member of the Compensation Committee until his appointment as President and Chief Executive Officer of the Company in October 1997. During 1997, the Compensation Committee held seven meetings and acted two times by unanimous written consent.

          Executive Committee. The Executive Committee may exercise all powers of the Board of Directors and exists primarily to deal with issues and transactions that require approval between regular meetings of the entire Board. The Executive Committee consists of Mr. Amonett, who serves as Chairman, and Messrs. Hoover, Timmons and Sykora. The Company's former President and Chief Executive Officer, C. Clifford Wright, Jr.,was a member of the Executive Committee until he resigned as an officer and director of the Company in October 1997. During 1997, the Executive Committee held four meetings and acted one time by unanimous written consent.

          Nominating Committee. The Nominating Committee reviews the size and composition of the Board of Directors, designates new directors by classes and makes recommendations with respect to nominations for the election of directors. The Nominating Committee consists of Messrs. Hoover, McCaughey and Cruikshank. Mr. Wright was also a member of the Nominating Committee until his resignation. The Nominating Committee did not meet in 1997, but acted once by unanimous written consent. The Nominating Committee will consider nominees proposed by stockholders, if such proposals are submitted in writing in accordance with the Bylaws of the Company to the Corporate Secretary at the address of the Company's corporate offices.

          Industry Relations Committee. The Industry Relations Committee acts on behalf of the Company in developing and overseeing the Company's role in industry affairs and consists of Mr. Sokolow, who serves as Chairman, and Messrs. Hoover and Menditch. During 1997, it held one meeting.

DIRECTORS' REMUNERATION

     The Company currently pays each director who is not a Company employee (a "Nonemployee Director") a fee of $1,500 for each Board meeting attended and $1,000 for each Board committee meeting attended (except for committee meetings held on the same day as Board meetings). It does not pay any additional compensation to its employees for serving as directors, but will reimburse all directors for out-of-pocket expenses they incur in connection with attending meetings of the Board or Board committees or otherwise in their capacity as directors.

     Each Nonemployee Director is also automatically granted options to purchase up to 5,000 shares of Common Stock pursuant to the Company's 1996 Incentive Plan (the "1996 Incentive Plan") on the first business day of the month following the date on which each annual meeting of the Company's stockholders is held. These options (i) have a ten-year term, (ii) have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant and (iii) become exercisable in 33 1/3% annual increments beginning on the first anniversary of the date of grant. Accordingly, on July 1, 1997, each Nonemployee Director was granted options to purchase up to 5,000 shares of Common Stock with an exercise price of $22.8125 per share.

     The Company paid Mr. McCaughey $1,895 in 1997 in connection with a short-term consulting project for the Company.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     PROPOSAL 2: THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND URGES YOU TO VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO EXAMINE THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR 1998. PROXIES WILL BE SO VOTED UNLESS THE STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. PROPOSAL 2 WILL BE ADOPTED IF THE VOTES CAST IN FAVOR EXCEED THE VOTES CAST OPPOSING THIS PROPOSAL.

     On the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the Company's financial statements for the year 1998. Arthur Andersen LLP has served as the Company's independent public accountants since the Company's formation in 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

                                 OTHER BUSINESS

     The Company's management is not aware of any matters, other than as indicated above, that will be presented for action at the meeting. If any other matters properly come before the meeting, the persons appointed as proxies in the accompanying proxy will vote on such matters according to their best judgment.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, as of April 10, 1998, the "beneficial ownership" (as defined by the SEC) of the Common Stock of (i) each person known to the Company to beneficially own more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) the executive officers of the Company named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                            NAME                               NUMBER      PERCENT
                            ----                              ---------    -------
ICM Asset Management, Inc.(2)...............................  1,558,100     10.1%
  601 W. Main Avenue, Suite 600
  Spokane, Washington 99201
Equus II Incorporated(3)....................................  1,225,000      7.9%
  2929 Allen Parkway, Suite 2500
  Houston, Texas 77019
J. P. Morgan & Co. Incorporated(4)..........................    998,886      6.5%
  60 Wall Street
  New York, New York 10260
Gorden H. Timmons(5)........................................    896,210      5.8%
Wellington Management Company, LLP(6).......................    796,400      5.2%
  75 State Street
  Boston, Massachusetts 02109
C. Clifford Wright, Jr......................................    430,765      2.8%
  5051 Westheimer Road, 18th Floor
  Houston, Texas 77056
William P. McCaughey........................................    320,757      2.1%
Howard S. Hoover, Jr........................................    305,193      2.0%
Elliot Sokolow..............................................    290,735      1.9%

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                            NAME                               NUMBER      PERCENT
                            ----                              ---------    -------
Frank N. Menditch...........................................    247,836      1.6%
John D. Held................................................     81,710         *
Thomas N. Amonett...........................................     36,009         *
Nolan Lehmann...............................................      7,334         *
Robert J. Cruikshank........................................      5,334         *
Randall B. Hale.............................................      4,334         *
Don D. Sykora...............................................      4,334         *
All executive officers and directors as a group (14
  persons)(1)(5)............................................  2,251,386     14.1%

---------------

 *  Less than 1%

(1) The shares beneficially owned include shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 10, 1998 as follows: Mr. Timmons -- 65,960 shares; Mr. Wright -- 230,622 shares; Mr. McCaughey -- 120,000 shares; Mr. Hoover -- 154,440 shares; Mr. Sokolow -- 21,960 shares; Mr. Menditch -- 23,520 shares; Mr. Held -- 76,300 shares; Mr. Amonett -- 34,009 shares; Mr. Lehmann -- 3,334 shares; Mr.
    Cruikshank -- 3,334 shares; Mr. Hale -- 3,334 shares; Mr. Sykora -- 3,334 shares and all current executive officers and directors as a group -- 553,815 shares. Shares held by executive officers through the Company's 401(k) plan are reflected as of December 31, 1997, and additional shares may have accumulated since that date.

(2) Based on an Amendment to Schedule 13G dated April 7, 1998. ICM Asset Management, Inc. is a registered investment adviser and holds such shares on behalf of its investment advisory clients. The Amendment to Schedule 13G indicates that the reporting person has sole voting power with respect to 948,000 shares and sole dispositive power with respect to all 1,558,100 shares.

(3) Based on a Schedule 13D dated March 9, 1998. That Schedule 13D indicates that the 1,225,000 shares reported as beneficially owned include 100,000 shares obtainable on exercise of a warrant exercisable at $15.00 per share. The Schedule 13D indicates that the reporting person has sole voting power and sole dispositive power with respect to all 1,225,000 shares. Nolan Lehmann, a director of the Company, is the President and a director of Equus II and Randall B. Hale, a director of the Company, is a Vice President of Equus II, and thus each may be deemed to be the beneficial owner of the shares held by Equus II. Mr. Lehmann and Mr. Hale each disclaim beneficial ownership of all those shares.

(4) Based on a Schedule 13G dated December 31, 1997. That Schedule 13G discloses that J.P. Morgan & Co. Incorporated and certain of its subsidiaries are the beneficial owners of such shares, including 215,686 shares that the reporting person has the right to acquire. The Schedule 13G indicates that the reporting person has sole voting power as to 848,786 shares and sole dispositive power as to all 998,886 shares.

(5) Includes shares held by a trust of which Mr. Timmons is the trustee and shares held by a trust of which Mr. Timmons' spouse is the trustee. Mr. Timmons may be deemed the beneficial owner of the shares held by these two trusts.

(6) Based on a Schedule 13G dated January 20, 1998. Wellington Management Company, LLP is a registered investment adviser and holds such shares on behalf of its investment advisory clients. The Schedule 13G indicates that the reporting person has shared voting power with respect to 566,400 shares and shared dispositive power with respect to all 796,400 shares.

     Except as otherwise indicated, the address of each person listed in the above table is c/o American Residential Services, Inc., Post Oak Tower, Suite 725, 5051 Westheimer Road, Houston, Texas 77056-5604. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information regarding aggregate cash compensation, restricted stock and stock option awards and other compensation earned by the Company's current Chief Executive Officer, its former Chief Executive Officer and its four other most highly compensated executive officers for services rendered to the Company during 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                  COMPENSATION AWARDS
                                              ANNUAL            ------------------------
                                           COMPENSATION         RESTRICTED      SHARES
                                       ---------------------      STOCK       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS(1)      AWARDS       OPTIONS      COMPENSATION(2)
---------------------------    ----    --------     --------    ----------    ----------    ---------------
Thomas N. Amonett(3).........  1997          --          --        --          280,675                --
  President and Chief          1996          --          --        --               --                --
    Executive Officer
C. Clifford Wright, Jr.(4)...  1997    $208,333     $86,301        --          106,864        $1,173,253(4)
  Former President and Chief   1996    $175,000     $28,770        --          200,000        $    1,240
    Executive Officer
Gorden H. Timmons............  1997    $215,000     $83,733        --           42,800        $    2,748
  Chief Operating Officer      1996    $ 56,540(5)  $27,910        --          150,000        $      354
Howard S. Hoover, Jr.........  1997    $175,000     $78,904        --           31,400        $    1,116
  Chairman of the Board        1996    $160,000     $26,970        --          150,000        $      498
John D. Held.................  1997    $150,000     $58,679        --           27,800        $    1,661
  Senior Vice President,       1996    $ 99,230(6)  $100,220(7)    --           75,000        $      685
    General Counsel and
    Secretary
Frank N. Menditch............  1997    $165,000          --        --           26,500        $    2,273
    Senior Vice President      1996    $ 39,452(8)       --        --           50,000        $      375

---------------

(1) Except as stated in Note (7) below, represents aggregate cash bonus awards relating to Company performance in 1996, which were paid in one quarterly installment in 1996 and three quarterly installments in 1997. The Company did not pay any bonuses to executive officers in 1997 relating to individual or Company performance for 1997.

(2) In addition to the amounts described in Note (4) with respect to Mr. Wright, represents: (i) matching contributions by the Company under the Company's 401(k) plan during 1997 for the executive officers named in the above table in the amounts of $2,430 for Mr. Wright, $2,056 for Mr. Timmons, $643 for Mr. Hoover, $1,313 for Mr. Held and $1,515 for Mr. Menditch and (ii) the dollar value of insurance coverage provided to the named executive officers by the Company under the Company's executive life insurance program during 1997 in the amounts of $823 for Mr. Wright, $692 for Mr. Timmons, $473 for Mr. Hoover, $348 for Mr. Held and $758 for Mr. Menditch.

(3) On October 31, 1997, the Board of Directors appointed Mr. Amonett as President and Chief Executive Officer to replace Mr. Wright, who had resigned. Mr. Amonett received options to purchase up to 250,000 shares of Common Stock at an exercise price of $14.75 per share, which become exercisable in annual increments of 20% beginning one year from the grant date and expire on October 31, 2007. In lieu of a portion of his salary, Mr. Amonett received additional options to purchase up to 30,675 shares of Common Stock at an exercise price of $14.75 per share, which become exercisable in full on June 1, 1998 and expire on October 31, 2002. See "Report of Compensation Committee on Executive Compensation -- 1997 Chief Executive Officer Pay." The information reflected in the table above does not include director's fees paid to Mr. Amonett in 1996 and 1997, options to purchase up to 10,000 shares of Common Stock, granted on September 27, 1996, or options to purchase up to 5,000 shares of Common Stock, granted on July 1, 1997, in each case while Mr. Amonett was a Nonemployee Director of the Company. See "Directors' Remuneration."

(4) Effective October 31, 1997, Mr. Wright resigned as President and Chief Executive Officer and as a director of the Company. In connection with the settlement of the Company's obligations to Mr. Wright under his employment agreement, the Company will pay Mr. Wright $330,000 per annum until October 31, 2000, plus $5,000 per month until October 31, 2000 as reimbursement in lieu of an office, certain administrative services and other items to which Mr. Wright would otherwise be entitled under his employment agreement. In addition, Mr. Wright received non-qualified options to purchase up to 69,364 shares of Common Stock at an exercise price of $24.00 per share (162.7% of the fair market value of the Common Stock on the date of grant). These options have a three-year life and become exercisable as to 33 1/3% of the shares subject thereto on April 30, 1998 and an additional 33 1/3% annually thereafter. The Company granted these options in lieu of any 1997 bonus that otherwise might have been payable to Mr. Wright.

(5) Salary earned in 1996 from the date of commencement of Mr. Timmons' employment with the Company in September 1996.

(6) Salary earned in 1996 from the date of commencement of Mr. Held's employment with the Company in March 1996.

(7) Of this amount, $80,000 represents 5,333 shares of Common Stock awarded to Mr. Held under an incentive plan when the IPO closed, valued at the initial IPO price to the public ($15 per share).

(8) Salary earned in 1996 from the date of commencement of Mr. Menditch's employment with the Company in September 1996.

OPTION GRANTS

     The following table sets forth information regarding the options granted during 1997 to the executive officers named in the Summary Compensation Table:

                                                  INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                               -------------------------------------------------------            VALUE
                                              PERCENT                                    AT ASSUMED ANNUAL RATES
                                 NUMBER       OF TOTAL                                       OF STOCK PRICE
                               OF SHARES      OPTIONS                                         APPRECIATION
                               UNDERLYING    GRANTED TO                                    FOR OPTION TERM(1)
                                OPTIONS      EMPLOYEES    EXERCISE      EXPIRATION       -----------------------
            NAME                GRANTED       IN 1997      PRICE           DATE              5%          10%
            ----               ----------    ----------   --------   -----------------   ----------   ----------
Thomas N. Amonett............    5,000(2)        .33%     $ 22.813   July 1, 2007        $   71,735   $  181,790
                                30,675(3)       2.05%     $ 14.750   October 31, 2002    $  125,005   $  276,229
                               250,000(4)      16.74%     $ 14.750   October 31, 2007    $2,319,049   $5,876,925
C. Clifford Wright, Jr. .....   37,500(5)       2.51%     $ 21.625   June 3, 2007        $  509,994   $1,292,426
                                69,364(6)       4.64%     $ 24.000   October 31, 2000    $  459,936   $1,016,338
Gorden H. Timmons............   29,800(5)       2.00%     $ 21.625   June 3, 2007        $  405,275   $1,027,047
                                13,000(7)        .87%     $ 13.469   November 13, 2007   $  110,118   $  279,060
Howard S. Hoover, Jr. .......   22,200(5)       1.49%     $ 21.625   June 3, 2007        $  301,917   $  765,116
                                 9,200(7)        .62%     $ 13.469   November 13, 2007   $   77,929   $  197,488
John D. Held.................   19,000(5)       1.27%     $ 21.625   June 3, 2007        $  258,397   $  654,829
                                 8,800(7)        .59%     $ 13.469   November 13, 2007   $   74,541   $  188,902
Frank N. Menditch............   17,600(5)       1.18%     $ 21.625   June 3, 2007        $  239,357   $  606,578
                                 8,900(7)        .60%     $ 13.469   November 13, 2007   $   75,388   $  191,048

---------------

(1) Calculated on the basis of the indicated rate of appreciation in the value of the Common Stock, compounded annually from the fair market value on the grant date, from the grant date to the end of the option term.

(2) These options were granted to Mr. Amonett on July 1, 1997 as a Nonemployee Director prior to his appointment as an officer of the Company. They become exercisable in annual increments of 33 1/3% of the total number of shares subject thereto beginning July 1, 1998 and become fully exercisable on July 1, 2000.

(3) These options were granted on October 31, 1997 and become fully exercisable on June 1, 1998.

(4) These options were granted on October 31, 1997, become exercisable in annual increments of 20% of the total number of shares subject thereto beginning October 31, 1998 and become fully exercisable on October 31, 2002.

(5) These options were granted on June 3, 1997, become exercisable in annual increments of 20% of the total number of shares subject thereto beginning June 3, 1998 and become fully exercisable on June 3, 2002.

(6) These options were granted October 31, 1997 in connection with Mr. Wright's resignation as an officer of the Company. They become exercisable in annual increments of 33 1/3% of the total number of shares subject thereto beginning April 30, 1998 and become fully exercisable on April 30, 2000.

(7) These options were granted on November 13, 1997, become exercisable in annual increments of 20% of the total number of shares subject thereto beginning November 13, 1998 and become fully exercisable on November 13, 2002.

AGGREGATE OPTION EXERCISES AND HOLDINGS AND YEAR-END VALUES

     The following table presents information regarding options exercised during 1997 and options outstanding at December 31, 1997 for each of the executive officers named in the Summary Compensation Table:

                                                              NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS HELD
                              SHARES                     OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(2)
                            ACQUIRED ON      VALUE      ----------------------------   ----------------------------
           NAME              EXERCISE     REALIZED(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
           ----             -----------   -----------   -----------    -------------   -----------    -------------
Thomas N. Amonett.........        --             --         3,334         292,341       $    834        $142,004
C. Clifford Wright, Jr....        --             --       100,000         206,864       $725,000        $725,000
Gorden H. Timmons.........        --             --        60,000         132,800       $ 15,000        $ 45,653
Howard S. Hoover, Jr......        --             --        75,000         106,400       $543,750        $560,135
John D. Held..............     2,500        $35,845        35,000          65,300       $197,750        $227,548
Frank N. Menditch.........        --             --        20,000          56,500       $  5,000        $ 23,351

---------------

(1) Value is calculated on the basis of the market value of the Company's Common Stock at the time of exercise, less the exercise price, multiplied by the number of shares underlying the options exercised.

(2) The closing price for the Common Stock as listed on the New York Stock Exchange on December 31, 1997 was $15.25. Value is calculated on the basis of the difference between the option exercise price and $15.25, multiplied by the number of shares of Common Stock underlying the options.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Amonett, Hoover, Timmons, Held and Menditch. Each of these agreements (i) provides for an annual minimum base salary, (ii) entitles the employee to participate in all the Company's compensation plans (as defined) in which executive officers of the Company participate and (iii) has a continuous three-year term subject to the right of either party to terminate the employee's employment at any time. If the employee's employment is terminated by the Company without cause (as defined) or by the employee with good reason (as defined), the employee will be entitled, during each of the years in the three-year period beginning on the termination date, to (i) periodic payments equal to his average annual cash compensation (as defined) from the Company, including bonuses, if any, during the two years (or such shorter period of employment) preceding the termination date and (ii) continued participation in all the Company's compensation plans (other than the granting of new awards under an incentive plan or any other performance-based plan). Except in the case of a termination for cause, any stock options previously granted to the employee under an incentive plan that have not been exercised and are outstanding as of the time immediately prior to the date of his termination will remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier. If a change of control (as defined) of the Company occurs, the employee may terminate his employment at any time during the 365-day period following that event and receive a lump sum payment equal to three times his highest annual base salary under the agreement (plus such amounts as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to "parachute payments" under the Internal Revenue Code of 1986, as amended). Each employment agreement contains a covenant limiting competition with the Company for a period of one year following termination of employment.

     The Company also had an employment agreement with terms substantially the same as those described above with Mr. Wright. In settlement of the Company's obligations to Mr. Wright under that agreement, the Company will pay him $330,000 per annum until October 31, 2000. In addition, the Company will reimburse Mr. Wright $5,000 per month until October 31, 2000 in lieu of providing him an office, certain administrative services and other items to which he would otherwise be entitled under his employment agreement.

     The Company also has employment agreements with other executive officers of the Company.

                               PERFORMANCE GRAPH

     The following graph compares the percentage change in the market value of the Company's Common Stock to the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the MG Industry Group 059 -- Plumbing, Heating and Air Conditioning index published by Media General Financial Services, Inc. (the "Industry Index") for the period from September 25, 1996, the date immediately following the date of the IPO, to December 31, 1997, assuming the investment of $100 on September 25, 1996 and the reinvestment of all dividends since that date to December 31, 1997. In addition, the graph includes a comparison for the same period to the peer group index the Company used in its 1997 proxy statement (the "1997 Peer Group Index"). The three peer issuers comprising the 1997 Peer Group Index were Chemed Corporation, Service Experts, Inc. and Watsco, Inc. The Company selected the Industry Index for comparison purposes in this Proxy Statement because the Company believes that this index provides a more representative basis for comparison to the Company's Common Stock performance.

                                        American
        Measurement Period            Residential         S&P 500           Industry         1997 Peer
      (Fiscal Year Covered)          Services, Inc.        Index             Index          Group Index
9/25/96                                       100.00            100.00            100.00            100.00
9/30/96                                       106.25            100.00            100.00            103.37
12/31/96                                      150.69            108.34            113.29            121.75
3/31/97                                       106.25            111.24            108.92            111.69
6/30/97                                       129.17            130.66            119.87            116.83
9/30/97                                        97.22            140.45            131.23            131.61
12/31/97                                       86.81            144.48            127.56            128.05

---------------

Source: Media General Financial Services, Inc.

     The performance of the Company's Common Stock reflected above is not necessarily indicative of future performance of the Common Stock. The total return on investment for the period shown for the Company, the S&P 500 Index, the Industry Index and the 1997 Peer Group Index is based on the stock price or composite index at September 25, 1996.

     The performance graph appearing above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed filed under either of such Acts except to the extent that the Company specifically incorporates this information by reference.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation Committee of the Board of Directors is responsible for establishing a general compensation policy for officers and employees of the Company, preparing any reports that may be required relating to officer compensation and approving any increases in directors' fees. Between January 1, 1997 and October 31, 1997, the Compensation Committee consisted of Thomas Amonett, Nolan Lehmann and Don Sykora, none of whom were employed by the Company during that period. Mr. Amonett resigned from the Compensation Committee on October 31, 1997 following his election as Chief Executive Officer of the Company. Since October 31, 1997, the Compensation Committee has consisted of Mr. Lehmann and Mr. Sykora.

     The Company's executive compensation program has been designed to assist the Company in attracting, motivating and retaining the executive talent necessary for the Company to maximize its return to stockholders. To this end, this program provides competitive compensation levels and incentive pay levels that vary based on corporate, business unit (for business unit positions) and individual performance.

     The Company's compensation program for executives consists of three key elements:

          a base salary,
          a performance-based annual bonus, and
          periodic grants of stock options.

     The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" through the annual bonus and stock options. The annual bonus payable for 1998 will depend entirely on the Company's financial performance in 1998.

BASE SALARY

     Base salaries for the Company's executive officers, as well as changes in such salaries, are based upon recommendations by the Company's Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, and the contribution and experience of the officer. Performance for base salary purposes is assessed on a qualitative, rather than a quantitative, basis. No specific performance formula or weighting of factors is used in determining base salary levels.

ANNUAL BONUS

     1997 Award Program. For the year ended December 31, 1997, the Compensation Committee had approved an award program under the Company's 1996 Incentive Plan ("1996 Incentive Plan") for certain executive officers whose target awards were based on the Company's 1997 earnings per share and 1997 revenues. The Company exceeded its 1997 revenue target, but missed its 1997 earnings per share target. As a result, the Compensation Committee determined to pay no awards under the 1997 award program.

     1998 Award Program. For the year ending December 31, 1998, the Compensation Committee approved an award program (the "1998 Award Program") under the 1996 Incentive Plan. This program provides that 100% of awards will be based on a 1998 earnings per share target for the Company. Under the 1998 Award Program, target award opportunities vary by individual position and are expressed as a percentage of 1998 base salary ranging from 10% to 100%, with the potential to earn up to two times such amount if the Company's 1998 earnings per share target is exceeded. Thirty-nine employees, including all the Company's executive officers, are eligible to participate in the 1998 Award Program. The amount a particular executive may earn will depend on the individual's position, responsibility and ability to impact the Company's financial success. At the discretion of the Compensation Committee, up to 50% of each award may be paid in Common Stock, valued at fair market value on the date of finalization of the award.

STOCK OPTIONS

     In 1997, the Company adopted an incentive plan for employees other than executive officers and directors (collectively with the 1996 Incentive Plan, the "Incentive Plans"). The objectives of the Incentive Plans are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage the sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards designed to provide participants in the Incentive Plans with a proprietary interest in the growth and performance of the Company.

     Stock options align the interests of employees and stockholders by providing value to option holders through stock price appreciation only. In 1997, the Company granted a total of 1,493,589 options under the Incentive Plans, primarily to officers and other key employees. In all cases, the exercise price of the options was equivalent to or greater than the fair market value of the Common Stock at the time of those grants.

     The Compensation Committee expects that it will make future stock option awards periodically at its discretion based on recommendations of the Chief Executive Officer. Stock option grant sizes, in general, will be evaluated by regularly assessing competitive market practices and the overall performance of the Company. This posture with regard to stock options is intended to focus management's efforts on maximizing stockholder returns. However, the number of options granted to a particular participant is also based on the Company's historical financial success, its future business plans and the individual's position and level of responsibility within the Company. These factors are assessed subjectively and are not weighted.

1997 CHIEF EXECUTIVE OFFICER PAY

     As described above, the Compensation Committee considers several factors in developing an executive compensation package. For the Chief Executive Officer, these factors include competitive market pay practices, performance level, experience, contributions toward achievement of strategic goals and the overall financial and operations success of the Company. Specific actions taken by the Compensation Committee regarding the Chief Executive Officer's compensation in 1997 are summarized below.

  Base Salary

     Thomas Amonett was appointed by the Board of Directors as Chief Executive Officer of the Company on October 31, 1997 to replace the Company's former Chief Executive Officer, who had resigned. Mr. Amonett entered into an employment agreement with the Company, which was substantially similar to the employment agreement of the Company's prior Chief Executive Officer. Mr. Amonett's annual base salary rate for 1997 was $250,000, the same annual base salary rate of the Company's former Chief Executive Officer. Mr. Amonett did not receive any cash compensation in 1997 as described under the following section "-- Stock Options." For 1998, Mr. Amonett's base salary rate remained unchanged.

  Stock Options

     On October 31, 1997, the Board of Directors of the Company awarded Mr. Amonett 250,000 non-qualified stock options under the 1996 Incentive Plan with an exercise price of $14.75 per share, the fair market value of the Common Stock on the date of grant. These options become exercisable in annual increments of 20%, beginning October 31, 1998, and have a ten-year term. On the same date, the Board of Directors also awarded Mr. Amonett 30,675 non-qualified stock options under the 1996 Incentive Plan with an exercise price of $14.75 per share, all of which become exercisable on June 1, 1998 and which have a five-year term. These five-year term stock options were granted in recognition that Mr. Amonett elected to forego the cash portion of his $250,000 base salary from October 31, 1997, his initial date of employment, until June 1, 1998.

  1998 Award Program

     In 1998, the Chief Executive Officer will participate in the 1998 Award Program described earlier in this report. If the 1998 Award Program target is met, Mr. Amonett will be entitled to an award equal to 80% of his 1998 base salary, which may increase up to a maximum of 160% of his 1998 base salary if the target is exceeded.

     This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act and shall not be deemed filed under either of such statutes except to the extent that the Company specifically incorporates this information by reference.

     This report is furnished by the Compensation Committee of the Board of Directors.

                                            Nolan Lehmann (Chairman)
                                            Don D. Sykora

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to October 31, 1997, the Compensation Committee of the Board of Directors consisted of Messrs. Amonett, Lehmann and Sykora. On October 31, 1997, upon his appointment as President and Chief Executive Officer of the Company, Mr. Amonett resigned as Chairman of the Compensation Committee. Mr. Lehmann was appointed Chairman of the Compensation Committee to fill the unexpired term left by Mr. Amonett.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1997, American Residential Services of South Carolina, Inc. ("ARS-SC"), a subsidiary of the Company, leased certain office and warehouse space under five leases from a partnership in which Gorden H. Timmons owns a 90% equity interest. Of these five leases, one was terminated in June 1997 and a second was terminated in August 1997. ARS-SC also leases office/warehouse space from a partnership in which Mr. Timmons and members of his immediate family owned a majority equity interest through October 1997, but which they subsequently sold in October 1997 to an unrelated third party. The expiration dates of the six leases range from month-to-month to 2006. Aggregate annual 1997 rentals under the six leases totaled $125,260.

     In March 1998, the Company sold an office and warehouse property owned by ARS-SC in Charleston, South Carolina to a company in which Mr. Timmons owns a 50% equity interest. The sales price was $1,755,000, which was paid in full at the closing. Immediately after the sale, ARS-SC leased the property from Mr. Timmons' company under a triple-net seven-year lease, effective April 1, 1998. The annual rent to be paid by ARS-SC under that lease is $155,625 and is not subject to increase during the seven-year term of the lease.

     The sale of the property and the terms of the lease were reviewed and approved by the Company's Board of Directors in March 1998 (with Mr. Timmons abstaining from voting). In making its determination to approve the sale and lease transactions, the Board of Directors reviewed the reports of an independent real estate appraisal firm engaged by the Company, which showed that the sales price was slightly higher than the appraised fair market value of the property, net of commissions, and the annual lease rental amount was slightly lower than the fair market rental value of the property.

     General Heating & Air Conditioning Company, Inc., a subsidiary of the Company, leases office and warehouse space under four leases from a limited partnership owned by Frank N. Menditch, his brothers and trusts for the benefit of their children. Aggregate annual 1997 rentals under the leases, which expire in 2005, totaled $511,000 and will increase a minimum of 4% each year.

     American Residential Services of Florida, Inc., a subsidiary of the Company, leases its principal office and warehouse space from a limited partnership in which Elliot Sokolow owns an 80% interest. The annual 1997 rental under the lease, which expires in May 2005, was $248,000 and will increase 5% each year.

     The Company believes the rentals provided under the leases described above are fair market rentals.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1997, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 1997, except that Harry O. Nicodemus, IV inadvertently failed to report on a Form 5 a 1997 stock option grant for 25,000 shares of Common Stock. Such grant was subsequently reported on a Form 4.

                              REPORT ON FORM 10-K

     The Company filed its Annual Report on Form 10-K for the year ended December 31, 1997 with the SEC on March 31, 1998. A COPY OF THAT REPORT, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND A LIST DESCRIBING ANY EXHIBITS NOT CONTAINED THEREIN, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER OF THE COMPANY. WRITTEN REQUESTS FOR COPIES OF THE REPORT SHOULD BE DIRECTED TO INVESTOR RELATIONS, AMERICAN RESIDENTIAL SERVICES, INC., POST OAK TOWER, SUITE 725, 5051 WESTHEIMER ROAD, HOUSTON, TEXAS 77056-5604.

       SUBMISSION OF STOCKHOLDER PROPOSALS AND ADVANCE NOTICE PROCEDURES

     Under the Company's Bylaws, no business may be brought before an annual meeting except as specified in the notice of the meeting (which includes stockholder proposals that the Company is required to set forth in its proxy statement under Exchange Act Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) generally not less than 90 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate and apart from and in addition to the SEC's requirements with which a stockholder must comply to have a stockholder proposal included in the Company's proxy statement under Rule 14a-8. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to American Residential Services, Inc., Attn: Corporate Secretary, Post Oak Tower, Suite 725, 5051 Westheimer Road, Houston, Texas 77056-5604.

     Proposals stockholders intend to have included in the Company's proxy statement for the 1999 Annual Meeting of Stockholders should be sent to American Residential Services, Inc., Attn: Corporate Secretary, Post Oak Tower, Suite 725, 5051 Westheimer Road, Houston, Texas 77056-5604, and must be received by the Company at that address by December 28, 1998.

         PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          AMERICAN RESIDENTIAL SERVICES, INC.

                     The undersigned hereby appoints Thomas N. Amonett, Howard
         S. Hoover, Jr. and John D. Held, and each of them, as proxies, with full power of substitution and resubstitution in each, and hereby authorizes them to represent and vote, as designated on the other side of this Proxy, all the shares of common stock of American Residential
     |   Services, Inc. standing in the name of the undersigned, with all powers
     |   that the undersigned would possess if present in person at the Annual
     |   Meeting of Stockholders of the Company to be held June 2, 1998 or any
     |   adjournment or postponement thereof. In their discretion, the proxies
     | may vote upon such other business as may properly come before the meeting.

            (Continued, and to be marked, dated and signed, on the other side)


                              * FOLD AND DETACH HERE *

                    AMERICAN RESIDENTIAL SERVICES, INC.          Please mark   X
                                                                 your votes as
                                                                 indicated in
                                                                 this example

This Proxy, if properly executed, will be voted as specified below by the stockholder. If no direction is given, this Proxy will be voted FOR Proposal 1 and Proposal 2.

The Board of Directors
recommends a vote
FOR Proposal 1 and 2

PROPOSAL 1-Election of Class II Directors

                 FOR all nominees,                   WITHHELD
                     except as                       FOR ALL
                  indicated below

Nominees:
     Howard S. Hoover, Jr.
     Frank N. Menditch
     Robert J. Cruikshank
     Randall B. Hale

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
WITHHELD FOR:

--------------------------------------------------------------------------

PROPOSAL 2-Ratification of Appointment of Independent Public Accountants.

                FOR               AGAINST               ABSTAIN

                                        Date                              , 1998
                                             -----------------------------

                              -------
                                    |   ----------------------------------------
                                    |                 (Signature)
                                    |
                                        ----------------------------------------
                                                      (Signature)

                                        NOTE: Please sign name as it appears on
                                        this Proxy. Joint owners should each
                                        sign. When signing as attorney,
                                        executor, administrator, trustee,
                                        guardian or other similar capacity,
                                        please give full title as such. If a
                                        corporation, please print full
                                        corporation name and have authorized
                                        officer sign and indicate title. If a
                                        partnership, please print partnership
                                        name and have authorized person sign
                                        and indicate title. The person or entity signing above hereby revokes all proxies heretofore given by such person or entity to vote at such meeting or any adjournment or postponement thereof.


                            * FOLD AND DETACH HERE *